SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 15, 2002

    Credit Suisse First Boston Mortgage Securities Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-77054 (Commission File Number)	13-3320910 (IRS Employer ID Number)

11 Madison Avenue, New York, N.Y.                                                            10010

(Address of principal executive offices)                                                       (Zip Code)

Registrant’s Telephone Number,

including area code:

(212) 325-2000

                                    N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement dated as of September 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Fairbanks Capital Corp., as servicer and special servicer, and U.S. Bank National Association, as trustee (the “Pooling and Servicing Agreement”), in connection with the issuance by Home Equity Asset Trust 2002-3 of Home Equity Pass-Through Certificates, Series 2002-3.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1

Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE

CORP.

By:

/s/ Brian Simons_____

Name:

Brian Simons

Title:

Vice President

Dated:  November 15, 2002